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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-57222 of Reading Entertainment, Inc. on Form S-8 of our report dated April 11, 2000, appearing in this Annual Report on Form 10-K of Reading Entertainment, Inc. for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP

Los Angeles, California

April 11, 2000